providing optimized global transportation of drybulk commodities Earnings Presentation Third Quarter 2019 7 November 2019

Disclaimer This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) changes in demand in the drybulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of drybulk vessel newbuilding orders or lower than anticipated rates of drybulk vessel scrapping; (iii) changes in rules and regulations applicable to the drybulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); (v) changes in trading patterns significantly impacting overall drybulk tonnage requirements; (vi) changes in the typical seasonal variations in drybulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) significant deteriorations in charter hire rates from current levels or the inability of the Company to achieve its cost-cutting measures; and (xi) the outcome of legal proceeding in which we are involved; and other factors listed from time to time in our filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable security laws. 2

Agenda 1 Highlights 2 Financial Summary 3 Industry Review * Appendix 3

Highlights

Actively Growing and Renewing the Fleet

2h19 Milestones

July	August	September	October	November	December

July
- *Entered into agreements to acquire six high-specification SDARI-64 Ultramax vessels for an aggregate purchase price of ~USD 122 million*
- *Raised USD 114 million of 5yr Senior Unsecured Convertible Debt*

August
- *Relocated European office to Copenhagen*

September
- *Took delivery of the **Dublin Eagle** (2015-built + scrubber-fitted Ultramax)*
- *Closed on the sale of the Kestrel (15yr-old Supramax) basis drydock due*

October
- *Upsized term loan by USD ~34 million*
- *Took delivery of the **Sydney Eagle** (2015-built + scrubber-fitted Ultramax)*
- *Took delivery of the **Santos Eagle** (2015-built + scrubber-fitted Ultramax)*
- *Took delivery of the **Copenhagen Eagle** (2015-built + scrubber-fitted Ultramax)*

November
- *Expect to take delivery of the **Shanghai Eagle** (2016-built Ultramax)*

December
- *Expect to take delivery of the **Hong Kong Eagle** (2016-built Ultramax)*

EAGLE BULK

5

Leader in the Supramax/Ultramax Segment Eagle Fleet by Age Grouping Peer Group Supramax/Ultramax Fleets Proforma Fleet = 50 Vessels | ~8.5 yrs 3 8 19 11 50 9 3 36 35 7 26 3 13 9 1 2 <5 5-7.5 7.5-10 10-12.5 12.5-15 >15 Eagle Star Scorpio Genco Navios Pangaea Golden Diana Safe Bulk Bulk Ocean Bulkers Age Grouping Supramax / Ultramax Handysize Panamax Capesize Existing Fleet Vessels Bought Vessels Sold . Eagle fleet count as of October 2019, proforma for the 2 remaining Ultramax vessels expected to deliver in 4q19. Average age of vessels sold at time of sale was ~13yrs- the chart depicts the age of these ships as of September 30, 2019. Fleet renewal/growth 6 commenced in April 2016. Peer Group basis U.S.-listed companies only | Source(s): Company filings, VesselsValue.

LTM TCE Outperformance of USD 1,266 per Day Eagle Revenue + Cost Performance $14,000 1,200 4q19 - 61% $13,150 Fixed $12,142 $11,014 $12,000 $11,453 $11,281 1,000 $11,052 $10,452 $9,607 $9,731 $10,000 $9,142 $8,660 800 $7,825 $8,000 600 $6,000 $6,049 $5,670 400 $4,000 $4,425 $2,938 200 $2,000 $- 0 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19 3q19 4q19e TC-in Days (RHS) Adj. net BSI Eagle TCE Eagle OPEX+G&A . TCE relative performance is benchmarked against Adj. net BSI = gross BSI net of commission, adjusted for owned-fleet makeup. BSI-52 index used up through 4q18, and BSI-58 index used as from 1q19. 4q19 EGLE TCE and TC-in days fixed to date as of November 5, 2019. G&A excludes stock-based compensation. Please refer to Appendix for TCE definition and reconciliation 7

Historical EBITDA Adjusted EBITDA $30 $14,000 TCE Outperformance has contributed ~32% of Adjusted EBITDA during the twelve months ending Sep 30, 2019 $25 $23.5 $21.1 $20.2 $12,000 $20 $18.8 $17.2 $15.4 $15 $13.2 $10,000 $10.4 $9.3 $10 $8.4 $4.6 BSI $5 $8,000 $- Adjusted EBITDA millions) (in EBITDA Adjusted $6,000 $(5) $(3.4) $(2.0) $(6.7) $(10) $4,000 $(15) $(14.5) $(20) $2,000 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19 3q19 Core Business TCE Outperformance TCE Underperformance Adj. Net BSI (RHS) . Please refer to Appendix for definition of Adjusted EBITDA and reconciliation . Core Business reflects EBITDA based on index commercial performance (i.e. no out/under-performance) less OPEX and cash G&A 8

Scrubber Program Overview Installation Update Drydock, BWTS, Scrubber Capex History Progress To Date $90.3 Scrubbers manufactured 41 Scrubbers installed 29 Scrubbers commissioned 7 Ships currently at yard for full 8 installation work Ships still to arrive at yard in 4q19 6 for full installation $25.4 Outlook for Scrubbers Operational by: $20.7 $14.5 Dec 31, 2019 35 Jan 31, 2020 38 $2.6 Mar 31, 2020 41 2017 2018 2019 2020 2021 . At-sea commissioning estimates as of October 28. Scrubber count figures include the 4 ships acquired with scrubbers in addition to scrubbers installed by Eagle. Capex history includes 2017-2018 cash paid for drydock, scrubbers, and BWTS. 2019 includes cash 9 paid through September 30 and forecast payments for 4q19.

Scrubber Economics Basis Fuel Spreads Fuel Spreads Scrubber Cash Flow Effect $450 $70.0 5.0 $60.0 0.1% MGO vs. 3.5% HSFO 2020 4.0 forward curve spread = $338/ton $50.0 $400 $40.0 3.0 millions) $30.0 2.0 $350 $20.0 1.0 Annualized incrementalCF ($ $10.0 Payback period (years) $300 $0.0 - $100 $150 $200 $250 $300 Fuel spread ($/MT) $250 Total Annualized Incremental CF (LHS) Payback period-years (RHS) Scrubber TCE Benefit $200 $4,500 5.0 $4,000 $150 $3,500 4.0 $3,000 3.0 $2,500 0.5% (“compliant”) marine fuel 2020 $2,000 $100 forward curve spread = $230 2.0 $1,500 $1,000 1.0 $0,500 Incremental Daily TCE $50 Payback period (years) $0,000 - $100 $150 $200 $250 $300 Fuel spread ($/MT) HSFO v.MGO (Historical) Incremental Daily TCE per Ship (LHS) Payback period-years (RHS) . Source: Clarksons. Forward curve data as of November 1, 2019 . Scrubber Cash Flow Effect and TCE Benefit based on fleet of 41 scrubber-fitted vessels and assume average of 200 annual sailing days per 10 ship for Supramax/Ultramax vessels with daily consumption of 25 MT/day

Financial Summary

Earnings

USD in Thousands except EPS	3q19	2q19	3q18	2019 YTD	2018 YTD
Revenues, net of commissions	$ 74,110	$ 69,391	$ 69,093	$ 220,891	$ 223,402
Operating expenses					
Voyage expenses	19,446	20,907	15,126	66,260	54,846
Charter hire expenses	11,346	11,179	7,460	34,017	27,836
Vessel expenses	19,954	19,958	19,569	60,006	61,225
Depreciation and amortization	10,056	9,761	9,460	29,224	28,009
General and administrative expenses	8,451	8,041	8,883	24,902	27,692
Gain on sale of vessels	(971)	(967)	(236)	(6,044)	(341)
Total operating expenses	68,281	68,880	60,262	208,364	199,267
Operating income	**5,829**	**511**	**8,830**	**12,527**	**24,135**
Other expenses					
Interest expense,net - cash	6,341	5,715	5,981	17,879	17,452
Interest expense - debt discount & deferred financing[1]	1,136	625	464	2,265	1,434
Loss/(Gain) on derivatives	2,915	163	(199)	640	(839)
Loss on debt extinguishment	-	-	-	2,268	-
Total other expenses, net	10,392	6,503	6,245	23,052	18,047
Net income / (loss)	**$ (4,563)**	**$ (5,992)**	**$ 2,585**	**$ (10,525)**	**$ 6,088**
Weighted average shares outstanding (Basic)	71,350	71,349	70,650	71,327	70,540
EPS (Basic)	**$ (0.06)**	**$ (0.08)**	**$ 0.04**	**$ (0.15)**	**$ 0.09**
Adjusted EBITDA[2]	**$ 13,154**	**$ 10,370**	**$ 20,184**	**$ 38,895**	**$ 60,151**

EAGLE BULK

1 – Includes non-cash interest expense of $0.6 million related to the amortization of the equity component of the convertible bond for three and nine months ended September 30, 2019.
2 – Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA

12

Balance Sheet + Liquidity

Liquidity Position (USD thousands)

Cash[1]	101,123
Undrawn availability	70,000
Total Liquidity	**171,123**

Balance Sheet (USD thousands)

Cash[1]	101,123
Accounts receivable	19,948
Inventory	14,284
Other current assets	6,407
Vessels, net	732,845
Right of use assets - lease	19,225
Other assets	76,591
Total assets	**970,422**
Accounts payable	9,159
Current liabilities	29,120
Debt (including $31.2M current)[2]	419,827
Lease liability ($11.0M current)	20,540
Total Liabilities	478,645
Stockholder's Equity	491,777
Total Liabilities and Stockholder's Equity	**970,422**

Liquidity Trend (USD millions)



$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
1q16
2q16
3q16
4q16
1q17
2q17
3q17
4q17
1q18
2q18
3q18
4q18
1q19
2q19
3q19
Revolver Availability
Cash (Includes Restricted Cash)

Net Debt/Adjusted EBITDA[3] (USD millions)



400
350
300
250
200
150
100
50
-
10
8
6
4
2
0
1q17
2q17
3q17
4q17
1q18
2q18
3q18
4q18
1q19
2q19
3q19
Net Debt
Adj EBITDA Annualized
Net Debt/Annualized Adj EBITDA (RHS)

1 – Cash balance includes cash, cash equivalents and restricted cash
2 – Debt is net of $29.6m of debt discount and deferred financing costs
3 – Adj EBITDA Annualized is basis quarterly figure * 4 for 2q17-3q18, and basis trailing four quarters (TFQ) starting 4q18. Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA and further information relating to the use of TFQ for Adj. EBITDA versus annualized Adj. EBITDA

EAGLE BULK

13

Cash Flow Cash Flow from Operations - Quarterly ($ Millions)2Q17 ($ Millions) 16 15 14 13 12 12 12 12 10 10 10 7 7 7 8 5 6 2 3 (2) (4) (3) (5) (4) (7) (7) (10) (13) (20) (24) 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19 3q19 Cash flow from operations ex Changes in operating assets and liabilities 14

Cash Walk 3q19 Cash Flows ($ Millions) YTD 2019 Cash Flows ($ Millions) . Beginning and ending cash balances include 1) cash, 2) cash equivalents, and 3) restricted cash 15

Cash Breakeven per Vessel per Day 3q19 YTD 3q19 2q19 FY 2018 OPERATING Vessel Expenses $ 4,806 $ 4,801 $ 4,787 $ 4,725 Drydocking 486 374 475 484 G&A 1,688 1,755 1,634 1,566 Total Operating 6,980 6,930 6,896 6,775 DEBT SERVICE Interest Expense 1,432 1,526 1,371 1,351 Debt Principal Repayment 1,468 1,215 2,170 232 TOTAL CASH BREAKEVEN $ 9,880 $ 9,671 $ 10,437 $ 8,358 3q19 Cash Breakeven by Category Drydocking G&A 4% 18% Debt Service 28% Vessel Expenses 50% . G&A excludes stock-based compensation. 16

Industry Review

Historical Spot Freight Rates Baltic Supramax Index (BSI-58) $18,000 $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $- Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 Oct-19 BSI-58 Atlantic Pacific . Source(s): Clarksons . Atlantic market calculated based on BSI routes S4A and S4B. Pacific market calculated based on routes S2, S8, and S10. 18

Supramax/Ultramax 2019f Net Fleet Growth ~3.2% Drybulk Deliveries + Scrapping (DWT) 100 Net Fleet Growth Supramax Drybulk / Ultramax 80 2019f 3.5% 3.2% 2020f 3.3% 2.6% 60 40 20 0 -20 -40 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019f 2020f Total Deliveries Total Demolition Drybulk Net Supply Supramax/Ultramax Net Supply . Figures are in million DWT . Source(s): Clarksons October 2019 19

Drybulk Orderbook ~11% of Fleet / Ultramax ~8% Drybulk Contracting (in DWT) vs BDI 120.0 . As a % of the OTW fleet, total drybulk orderbook at 11% (near 15yr low) 3,000 100.0 2,500 80.0 2,000 60.0 1,500 40.0 1,000 20.0 500 - 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Drybulk ordering (m DWT) BDI (RHS) Ultramax Contracting (in DWT) vs BSI 35.0 . As a % of the OTW fleet, Supramax/Ultramax orderbook stands at just 8% ( near 20yr low) 25,000 30.0 20,000 25.0 20.0 15,000 15.0 10,000 10.0 5,000 5.0 - 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Ultramax Ordering (m DWT) BSI (RHS) . Contracting figures are in million DWT . BSI history is basis BSI-58 from 2015-present and BSI-52 for 2009-2014 20 . Source: Clarksons

Minor Bulk Demand Leading Drybulk Growth Drybulk Trade (DT) vs. Global GDP 14.0% 2.75 12.0% 2.25 10.0% 8.0% 1.75 6.0% 1.25 4.0% 2.0% 0.75 0.0% 0.25 -2.0% -4.0% (0.25) 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019f 2020f DT / GDP ratio (RHS) GDP Y/Y % (LHS) DT Y/Y % (LHS) DT/GDP ratio avg.(RHS) Annualized Growth Rates 3-yr avg La st Current Next 2015-17 2018 2019f 2020f Global GDP 3.6% 3.6% 3.0% 3.4% China 6.8% 6.6% 6.1% 5.8% India 7.8% 6.8% 6.1% 7.0% Dry Bulk Trade 1.9% 2.4% 1.5% 2.0% Iron Ore 3.2% 0.2% -1.3% 2.1% Coal -0.3% 5.1% 1.2% 1.2% Grains 5.4% -0.6% 1.5% 2.1% Minor Bulk 1.6% 3.8% 3.6% 2.5% . Source(s): Clarksons (October 2019), IMF (October 2019) . Drybulk Trade growth in top chart adjusted for ton miles . Drybulk Trade / Global GDP ratio for 2009 excluded from historical average calculation 21

APPENDIX

Eagle 2019 Cargo Mix Cargo Mix by Quarter Cargo Mix (LTM) 4q18 1q19 2q19 3q19 LTM Coal 18% 14% 26% 21% 20% Forest Products 2% Grain 13% 11% 13% 17% 13% Agriculture Products Iron Ore 1% 4% 2% 5% 3% 5% Total Major Bulk 32% 28% 41% 43% 36% Fertilizer Coal 5% 20% Minerals 17% 24% 19% 21% 20% Coke Metal & Ore 12% 15% 11% 11% 12% 6% Steel Products 11% 5% 7% 5% 7% Cement 5% 6% 9% 6% 7% Cement Coke 8% 6% 4% 8% 6% 7% Fertilizer 6% 10% 2% 2% 5% Agriculture Products 8% 4% 4% 3% 5% Forest Products 1% 2% 3% 1% 2% Grain 13% Other 0% 0% 0% 0% 0% Steel Products 7% Total Minor Bulk 68% 72% 59% 57% 64% Iron Ore 3% Metal & Ore 12% Minerals 20% Minor Bulks ~64% Major Bulks ~36% 23

Corporate Structure Eagle Bulk Shipping Inc. (Parent | NASDAQ: EGLE) Convertible Bond: USD 114m Eagle Bulk Mgmt. LLC 100% 100% 100% 100% Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC Eagle Bulk Holdco LLC 23 vessels 24 vessels 1 vessel Bond: USD 192m TL: USD 178m Un-encumbered RCF: USD 15m available RCF: USD 55m available EBSC debt is non- recourse to the parent Acquisition Vessels 2 vessels All management services (strategic / commercial / operational / technical / administrative) are performed inhouse by EBM, a wholly-owned subsidiary of the Parent . Bond, RCF, and Convertible Bond figures as of September 30, 2019. Ultraco Term loan increased by USD 34.32m on October 1 . Vessel counts as of October 2019, proforma for the final two Acquisition Vessels expected to be delivered in 4q19 24

Eagle Debt Terms PARENT Eagle Bulk Shipping Inc. ISSUER/ Eagle Bulk Shipping Inc. Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC BORROWER LOAN TYPE Convertible Note Bond RCF Term Loan RCF AMOUNT USD 114m USD 200m USD 15m USD 188m USD 55m OUTSTANDING USD 114m USD 192m - USD 178m - Super Senior SECURITY Senior Unsecured Senior Secured Senior Secured Secured Ringfenced and non-recourse to the RECOURSE Parent Guarantee Parent Guarantee Parent 23 vessels + USD 29.6m restricted COLLATERAL N/A 24 vessels cash INTEREST RATE 5.0% fixed 8.25% fixed L+200bps L+250bps DATE CLOSED July 2019 November 2017 January 2019 TENOR 5 years 5 years 5 years MATURITY 2024 2022 2024 USD 21.0m - 1st yr (starting Apr 2019) AMORTIZATION N/A USD 8m/year N/A USD 29.2m/year thereafter 178.1737 shares common stock per CONVERSION USD 1,000 principal (approx. share N/A N/A price of USD 5.61) . Bond, RCF, and Restricted Cash amounts outstanding as of September 30, 2019. Collateral vessel count as of October 2, 2019 . Ultraco Term loan was increased by USD 34.32m on October 1, 2019 25

Owned Fleet

Total Fleet:	50 Vessels	2946 DWT (MT, thousands)		8.5 Yrs Old	
Eagle Bulk Shipco LLC		**Eagle Bulk Ultraco LLC**		**Eagle Bulk Holdco LLC**	
Vessel	**DWT**	**Vessel**	**DWT**	**Vessel**	**DWT**
1 Singapore Eagle	63.4	1 New London Eagle	63.1	1 Santos Eagle	63.5
2 Stamford Eagle	61.5	2 Cape Town Eagle	63.7		
3 Sandpiper Bulker	57.8	3 Westport Eagle	63.3	**1 Vessel**	**63.5**
4 Roadrunner Bulker	57.8	4 Hamburg Eagle	63.3		
5 Puffin Bulker	57.8	5 Madison Eagle	63.3		
6 Petrel Bulker	57.8	6 Greenwich Eagle	63.3		
7 Owl	57.8	7 Groton Eagle	63.3		
8 Oriole	57.8	8 Fairfield Eagle	63.3		
9 Egret Bulker	57.8	9 Southport Eagle	63.3		
10 Crane	57.8	10 Rowayton Eagle	63.3		
11 Canary	57.8	11 Mystic Eagle	63.3		
12 Bittern	57.8	12 Stonington Eagle	63.3		
13 Stellar Eagle	56.0	13 Nighthawk	57.8	**Acquisition Vessels**	
14 Crested Eagle	56.0	14 Martin	57.8	1 Hong Kong Eagle	63.5
15 Crowned Eagle	55.9	15 Kingfisher	57.8	2 Shanghai Eagle	63.4
16 Jaeger	52.5	16 Jay	57.8		
17 Cardinal	55.4	17 Ibis Bulker	57.8		
18 Skua	53.4	18 Grebe Bulker	57.8		
19 Shrike	53.3	19 Gannet Bulker	57.8		
20 Tern	50.2	20 Imperial Eagle	56.0		
21 Osprey I	50.2	21 Golden Eagle	56.0		
22 Goldeneye	52.4	22 Copenhagen Eagle	63.5		
23 Hawk I	50.3	23 Sydney Eagle	63.5		
		24 Dublin Eagle	63.5		
23 Vessels	**1,288.6**	**24 Vessels**	**1,467.1**	**2 Vessels**	**126.9**

EAGLE BULK

- Eagle fleet count as of October 2019, proforma for the remaining four Acquisition Vessels which are expected to be delivered to the Company during 3q-4q19.

26

EBITDA Reconciliation

USD in Thousands	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Net Income / (Loss)	$(39,279)	$(22,496)	$(19,359)	$(142,389)	$(11,068)	$ (5,888)	$(10,255)	$(16,584)
Less adjustments to reconcile:								
Interest expense	2,818	4,903	7,434	6,644	6,445	6,859	7,837	8,236
Interest income	(3)	-	(88)	(124)	(190)	(186)	(143)	(133)
EBIT	(36,464)	(17,593)	(12,013)	(135,868)	(4,813)	785	(2,561)	(8,481)
Depreciation and amortization	9,397	9,654	9,854	9,979	7,493	8,021	8,981	9,196
EBITDA	**(27,068)**	**(7,939)**	**(2,159)**	**(125,889)**	**2,680**	**8,805**	**6,420**	**715**
Less adjustments to reconcile:								
Stock-based compensation	827	842	(735)	1,273	2,171	2,478	2,350	1,740
One-time and non-cash adjustments	11,756	436	(509)	122,656	(297)	(1,977)	(373)	14,764
Adjusted EBITDA*	**$(14,486)**	**$ (6,661)**	**$ (3,403)**	**$ (1,961)**	**$ 4,553**	**$ 9,307**	**$ 8,397**	**$ 17,219**

USD in Thousands	1q18	2q18	3q18	4q18	1q19	2q19	3q19
Net Income / (Loss)	$ 53	$ 3,451	$ 2,585	$ 6,486	$ 29	$ (5,992)	$ (4,563)
Less adjustments to reconcile:							
Interest expense	6,261	6,387	6,574	6,521	6,762	6,733	8,117
Interest income	(95)	(112)	(129)	(248)	(434)	(393)	(640)
EBIT	6,219	9,726	9,030	12,759	6,357	348	2,914
Depreciation and amortization	9,276	9,272	9,460	9,708	9,407	9,761	10,056
EBITDA	**15,495**	**18,998**	**18,490**	**22,467**	**15,764**	**10,109**	**12,970**
Less adjustments to reconcile:							
Stock-based compensation	3,511	2,410	2,100	1,187	1,445	1,227	1,155
One-time and non-cash adjustments	(170)	(276)	(406)	(165)	(1,838)	(967)	(971)
Adjusted EBITDA*	**$ 18,835**	**$ 21,132**	**$ 20,184**	**$ 23,489**	**$ 15,372**	**$10,370**	**$ 13,154**

EAGLE BULK

- Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA

27

TCE Reconciliation

$ Thousands except TCE and days	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Revenues, net	$ 21,278	$ 25,590	$ 35,788	$ 41,836	$ 45,855	$ 53,631	$ 62,711	$ 74,587
Less:								
Voyage expenses	(9,244)	(7,450)	(11,208)	(14,192)	(13,353)	(13,380)	(17,463)	(18,155)
Charter hire expenses	(1,489)	(1,668)	(3,822)	(5,866)	(3,873)	(6,446)	(9,652)	(11,312)
Reversal of one legacy time charter	1,045	793	670	432	(302)	584	329	426
Realized gain/(loss) - Derivatives	-	-	(449)	(113)	-	83	248	(349)
TCE revenue	$ 11,590	$ 17,265	$ 20,979	$ 22,097	$ 28,326	$ 34,473	$ 36,173	$ 45,197
Owned available days *	3,945	3,902	3,700	3,653	3,620	3,771	4,177	4,324
TCE	**$ 2,938**	**$ 4,425**	**$ 5,670**	**$ 6,049**	**$ 7,825**	**$ 9,142**	**$ 8,660**	**$ 10,452**

$ Thousands except TCE and days	1q18	2q18	3q18	4q18	1q19	2q19	3q19
Revenues, net	$ 79,371	$ 74,939	$ 69,093	$ 86,692	$ 77,390	$ 69,391	$ 74,110
Less:							
Voyage expenses	(22,515)	(17,205)	(15,126)	(24,721)	(25,906)	(20,907)	(19,446)
Charter hire expenses	(10,268)	(10,108)	(7,460)	(10,209)	(11,492)	(11,179)	(11,346)
Reversal of one legacy time charter	(86)	(404)	497	(226)	(414)	767	(120)
Realized gain/(loss) - Derivatives	117	345	284	(211)	(475)	861	(806)
TCE revenue	$ 46,619	$ 47,567	$ 47,288	$ 51,326	$ 39,102	$ 38,933	$ 42,393
Owned available days *	4,218	4,153	4,192	4,227	4,070	4,001	3,849
TCE	**$ 11,052**	**$ 11,453**	**$ 11,281**	**$ 12,142**	**$ 9,607**	**$ 9,731**	**$ 11,014**

EAGLE BULK

- Please see the Definitions slide in the Appendix for an explanation of Owned Available Days

28

CAPEX Schedule Count of Dry Dockings, Ballast Water Treatment/Scrubber Installations, Estimated Offhire Days 18 700 16 587 600 14 500 12 400 10 300 242 8 200 15 165 13 6 85 99 100 66 45 11 4 8 7 8 8 0 2 4 -100 - 1 3 3 2 - - 2 3 - - - - - -200 4q19 1q20 2q20 3q20 4q20 2021 2022 Statutory Drydock Count BWTS Count Scrubber Count Total Offhire Days (RHS) Estimated Capital Expenditure 45 $39.8 40 35 30 25 20 $14.5 15 $9.5 $7.3 10 $4.5 $4.1 $2.7 5 0 4q19 1q20 2q20 3q20 4q20 2021 2022 Drydock Capex BWTS Capex Scrubber Capex . Actual duration of off-hire days will vary based on the condition of the vessel, yard schedules and other factors . Actual costs will vary based on various factors, including where the drydockings are actually performed 29 . BWTS and Scrubbers require advance payments as per the contract terms.

Evaluating TCE Relative Performance

This page is meant to assist analysts/investors on how to potentially evaluate and forecast vessel/fleet TCE relative performance within the Supramax/Ultramax segment

- **Since the Supramax/Ultramax segment is comprised of a number of different ship types / sizes / designs, TCE generation ability can differ significantly from the standard vessel used to calculate the BSI-58 benchmark**
- **For example, a 2013-built Chinese 60-65k DWT Ultramax should be expected to earn a significant premium to a 2013-built 55-60k Supramax, particularly given the incremental cost of the 60-65k DWT vessel**
- **Ultimately, it's about yield – the expected earnings ability of a vessel versus its cost**

Supramax/Ultramax TCE Performance Matrix

SHIP TYPE	SIZE (DWT)		VESSEL TYPE INDEX FACTOR (AS COMPARED TO THE BSI VESSEL)			
			JAPAN		CHINA	
	FROM	TO	FROM	TO	FROM	TO
BSI-58	58,000		100.0%			
1	50,000	55,000	86.0%	95.0%	81.0%	87.0%
2	55,000	60,000	96.0%	106.0%	88.0%	97.0%
3	60,000	65,000	106.0%	118.0%	102.0%	113.0%

Matrix depicts the estimated TCE Earnings Performance range for a generic Supramax/Ultramax vessel type as compared to the BSI-58 ship

The BSI-58 is based on the 58k DWT Japanese TESS-58 design Supramax and is gross of commissions

A Chinese 60-65k DWT Ultramax should earn a premium of 2-13% to the net BSI-58, depending on its specific design characteristics, due to cargo carrying capacity, speed, and fuel consumption differences

For Illustrative Purposes Only

- The Matrix is meant to capture general ship types but there are likely some vessels which fall outside the stated figures
- Index Factors can change somewhat with movements in both fuel prices and (spot) rate environment

EAGLE BULK

30

Update on Scrubber Orderbook . DNB’s October update reflects 9 fewer scrubbers ordered for drybulk for installation by end-2019 (vs. June update), likely due to installation slippage. . Additional ~ 25 installs by end-2020 and end-2021 . Supramax / Ultramax current order estimate down by 5 Scrubber Uptake by end-2020 4,000 40% 3,638 37% 3,500 3,375 35% 3,000 30% 2,673 2,426 2,500 25% 2,000 1,801 20% 1,457 16% 1,500 16% 15% 13% 2,375 1,000 10% 10% 662 420 1,235 500 359 5% 656 16 266 291 - 0% 0% Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers All DrybulkOther Ships Capesize Panamax/ Kamsarmax Supramax/ Ultramax Handysize Totals Current Orders Forecast Orders (end 2020) . Scrubber uptake source: DNB Markets (October 2019) 31

Definitions Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. Our Adjusted EBITDA should not be considered an alternative to net income/(loss), operating income/(loss), cash flows provided by/(used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. Adjusted EBITDA represents EBITDA adjusted to exclude the items which represent certain non-cash, one-time and other items such as vessel impairment, gain/(loss) on sale of vessels, stock-based compensation and restructuring expenses that the Company believes are not indicative of the ongoing performance of its core operations. For purposes of the Net Debt/Adjusted EBITDA calculation included in this presentation, Adjusted EBITDA is annualized for the second quarter of 2017 through the fourth quarter of 2018. Starting with the first quarter of 2019, the Company uses trailing four quarters (TFQ) to calculate Net Debt/Adjusted EBITDA. The Company used the prior practice of annualizing the Adjusted EBITDA because it did not have positive Adjusted EBITDA until first quarter of 2017, which made it impossible to use TFQ during 2017. We believe using the TFQ for purposes of this calculation aligns us with market practice in our industry and provides more meaningful information to our investors. However, the change in calculation affects the comparability of this calculation between periods that annualize Adjusted EBITDA and periods that utilize TFQ Adjusted EBITDA. TCE Time charter equivalent ("TCE") is a non-GAAP financial measure that is commonly used in the shipping industry primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in such amounts. The Company defines TCE as shipping revenues less voyage expenses and charter hire expenses, adjusted for the impact of one legacy time charter and realized gains on FFAs and bunker swaps, divided by the number of owned available days. TCE provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. The Company's calculation of TCE may not be comparable to that reported by other companies. The Company calculates relative performance by comparing TCE against the Baltic Supramax Index ("BSI") adjusted for commissions and fleet makeup. The BSI was initiated in 2006 based on the Tess 52 design. The index for the Tess 58 design has been published commencing on April 3, 2017, and transition was completed as of December 2018, when the Baltic stopped publishing a dynamic Tess 52 daily rate. The Company has now switched to the Tess 58 index for valuation modeling as of January 1, 2019. The change in the BSI may affect comparability of our TCE against BSI in periods prior to Company switching to the Tess 58 index. Owned available days is the aggregate number of days in a period during which each vessel in our fleet has been owned by us less the aggregate number of days that our vessels are off-hire due to vessel familiarization upon acquisition, repairs, vessel upgrades or special surveys. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues. 32

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